UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2011

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park Building No. 20 Haifa, Israel 31905
(Address of principal executive offices)
Registrant’s telephone number, including area code: 011 972 74 710 7171

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01. Other Events.

On August 25, 2011 the registrant issued a press release announcing that on August 22, 2011 the U.S. Food and Drug Administration (FDA) granted the registrant’s PLX cells orphan status designation for the treatment of thromboangiitis obliterans (also known as the Buerger's disease). The registrant also announced that a concurrent application in Europe at the European Medicine Agency (EMA)’s Committee for Orphan Medicinal Products is pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: August 25, 2011	By:	/s/ Yaky Yanay
Yaky Yanay
Chief Financial Officer